UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 16, 2020
(Date of earliest event reported: November 13, 2020)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11178	Revlon, Inc.	13-3662955
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

33-59650	Revlon Consumer Products Corporation	13-3662953
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

Former Name or Former Address, if Changed Since Last Report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	N/A	N/A	N/A

Indicate by check mark whether each registrant is an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes ☐ No ☒
Revlon Consumer Products Corporation	Yes ☐ No ☒

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Settlement of Exchange Offer and Consent Solicitation

On November 13, 2020 (the “Settlement Date”), Revlon Consumer Products Corporation (“Products Corporation”), the direct wholly-owned operating subsidiary of Revlon, Inc., completed its previously announced (i) exchange offer (the “Exchange Offer”) to exchange any and all of the outstanding $342,785,000 aggregate principal amount of its 5.75% Senior Notes due 2021 (the “Notes”) for (a) the Cash Consideration (as defined below) or (b) the Mixed Consideration (as defined below) if the holder was an Eligible Holder (as defined below), on the terms set forth in the Amended and Restated Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”), dated October 23, 2020 and (ii) related consent solicitation (the “Consent Solicitation”) to adopt certain proposed amendments (the “Proposed Amendments”) to the Notes and the indenture governing the Notes, dated as of February 8, 2013, among Products Corporation, the guarantors party thereto and U.S. Bank National Association (the “5.75% Senior Notes Indenture”) to eliminate substantially all of the restrictive covenants and certain events of default provisions from the 5.75% Senior Notes Indenture.

For each $1,000 principal amount of Notes validly tendered before the Expiration Time, holders received either, at their option, (i) $275 in cash (plus a $50 early tender/consent fee payable for an aggregate of $325 in cash (the “Cash Consideration”)), or (ii) the Mixed Consideration, consisting of a combination of (1) $200 in cash (plus a $50 early tender/consent fee payable for an aggregate of $250 in cash), plus, (2) (A) the Per $1,000 Pro Rata Share (as defined below) of $50 million in aggregate principal amount of new ABL FILO Term Loans (as defined below) and (B) the Per $1,000 Pro Rata Share of $75 million in aggregate principal amount of the New BrandCo Second-Lien Term Loans (as defined below) (the “Mixed Consideration”), if the holder was: (a)(i) a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) an institutional accredited investor within the meaning of Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of the Securities Act or (iii) a person that is not a “U.S. person” within the meaning of Regulation S under the Securities Act; (b) not a natural person; and (c) not a “Disqualified Institution” (as defined under the 2016 Revolving Credit Facility (as defined below)) and related security documents and intercreditor agreements or the 2020 BrandCo Term Loan Facility (as defined below) and related security documents and intercreditor agreements) (an “Eligible Holder”). The “Per $1,000 Pro Rata Share” was (1) $1,000, divided by (2) the aggregate principal amount Notes tendered for Mixed Consideration by all Eligible Holders and accepted for payment by Products Corporation. The receipt of the ABL FILO Term Loans and the New BrandCo Second-Lien Term loans by Eligible Holders is subject to completion of all New Lender Requirements (as set forth in the Offering Memorandum).

The Exchange Offer and Consent Solicitation expired at 11:59 p.m., New York City time, on November 10, 2020 (the “Expiration Time”). As of the Expiration Time, $236 million aggregate principal amount of outstanding Notes, representing 68.8% of the total outstanding principal amount of the Notes, was validly tendered and not validly withdrawn.

On the Settlement Date, Products Corporation accepted for exchange:

•
approximately $19.7 million aggregate principal amount of Notes validly tendered for the Cash Consideration, resulting in the payment of approximately $6.7 million in cash (which included interest accrued on such Notes to, but not including, November 13, 2020); and

•
approximately $216.3 million aggregate principal amount of Notes validly tendered for the Mixed Consideration, resulting in the payment of: (i) approximately $57.1 million in cash (which included interest accrued on such Notes to, but not including, November 13, 2020); (ii) $50 million in aggregate principal amount of the ABL FILO Term Loans (or the right to receive such ABL FILO Term Loans if the New Lender Requirements had not been completed by the recipient on or before the Settlement Date); and (iii) $75 million in aggregate principal amount of the New BrandCo Second-Lien Term Loans (or the right to receive such New BrandCo Second-Lien Term Loans if the New Lender Requirements had not been completed by the recipient on or before the Settlement Date).

Following the payment of the consideration, Products Corporation cancelled all of the $236 million aggregate principal amount of Notes that were accepted for exchange (the “Tendered Notes”).

According to disclosures by MacAndrews & Forbes Incorporated and various related persons and entities (collectively, “MacAndrews & Forbes”) in Amendment No. 15 to their Schedule 13D, MacAndrews & Forbes acquired for aggregate consideration of approximately $42 million in cash (i) $15.5 million aggregate principal amount of Notes and (ii) the rights to the Mixed Consideration to be received by certain holders in the Exchange Offer. MacAndrews & Forbes tendered such Notes into the Exchange Offer and, pursuant to the terms and conditions of the Exchange Offer, received in consideration an aggregate of approximately $6 million in cash, $11.5 million in aggregate principal amount of the ABL FILO Term Loans and $17.3 million in aggregate principal amount of the New BrandCo Second-Lien Term Loans.  MacAndrews & Forbes is an affiliate of Revlon, Inc. and Products Corporation.  No consideration was paid to MacAndrews & Forbes by Revlon, Inc., Products Corporation or their subsidiaries in connection with the foregoing transactions other than that payable for Tendered Notes in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation.

Entry into Supplemental Indenture

On the Settlement Date, having received the requisite consents in the Consent Solicitation, Products Corporation entered into a supplemental indenture to the 5.75% Senior Notes Indenture, implementing the Proposed Amendments, which among other things, eliminated substantially all of the restrictive covenants and certain events of default provisions and modified or eliminated certain related provisions and defined terms (the “Seventh Supplemental Indenture”). The Seventh Supplemental Indenture became effective upon its execution and delivery, and the Proposed Amendments became operative upon the Settlement Date upon completion of the Exchange Offer. The foregoing description of the Seventh Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 5.75% Senior Notes Indenture and Seventh Supplemental Indenture, respectively. A copy of the Seventh Supplemental Indenture is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference in its entirety.

Discharge of Indenture and Remaining Notes

On the Settlement Date, immediately after Products Corporation accepted for exchange of the Tendered Notes and made payment therefor, Products Corporation (i) irrevocably instructed the trustee under the 5.75% Senior Notes Indenture to give a notice of optional redemption to redeem on the redemption date of December 14, 2020 (the “Redemption Date”) the remaining $106.8 million of Notes at a price of 100% of their principal amount, plus interest accrued thereon to, but not including, the Redemption Date and (ii) irrevocably deposited a total of approximately $108.8 million of cash with the trustee under the Indenture to effect such redemption.  As a result, the 5.75% Senior Notes Indenture and the Notes were discharged in full effective on the Settlement Date.

ABL FILO Term Loans

The ABL FILO Term Loans are “Tranche B” term loans, ranking junior in right of payment to the “Tranche A” revolving loans, under the Asset-Based Revolving Credit Agreement, dated as of September 7, 2016 (as thereafter amended from time to time, the “Amended 2016 Revolving Credit Agreement”), by and among Products Corporation, Revlon, Inc., certain local borrowing subsidiaries from time to time party thereto, certain lenders and issuing lenders party thereto and Citibank, N.A., as administrative agent, collateral agent, issuing lender and swingline lender (such agreement, the “Amended 2016 Revolving Credit Facility” and such Tranche B term loans, the “ABL FILO Term Loans”). The ABL FILO Term Loans rank equal in right of payment with all existing and future unsubordinated indebtedness of Products Corporation and the guarantors under the Amended 2016 Revolving Credit Agreement. The ABL FILO Term Loans mature upon the earlier of (i) six months after the maturity date of the Tranche A revolving loans under the Amended 2016 Revolving Credit Facility (and any extension thereof in part or in whole) and (ii) December 15, 2023. The ABL FILO Term Loans bear interest at a rate of LIBOR (subject to a 1.75% floor) plus 8.50% per annum. Interest on the ABL FILO Term Loans accrues from the Settlement Date.

The borrowing base for the ABL FILO Term Loans consists of an advance rate, together with the Tranche A advance rate, of 100% of eligible collateral with a customary push down reserve. The collateral for the ABL FILO Term Loans consists of: (i) a first-priority lien on accounts receivable, inventory, cash, negotiable instruments, chattel paper, investment property (other than capital stock), equipment and real property of Products Corporation and the subsidiary guarantors, subject to customary exceptions (the “Priority Collateral”); and (ii) a second-priority lien on substantially all tangible and intangible personal property of Products Corporation and the subsidiary guarantors, subject to customary exclusions (other than the Priority Collateral).

Except as to maturity date, interest, borrowing base and differences due to their nature as term loans, the terms of the ABL FILO Term Loans are otherwise substantially consistent with the Tranche A revolving loans under the Amended 2016 Revolving Credit Facility.

The foregoing description of the Amended 2016 Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended 2016 Revolving Credit Agreement, a copy of which was previously filed by Products Corporation as Exhibit 4.1 to its Current Report on Form 8-K filed with the SEC on October 23, 2020.

Entry into Amendment No. 1 to BrandCo Credit Agreement and issuance of the New BrandCo Second-Lien Term Loans

On the Settlement Date, Products Corporation entered into that certain Amendment No. 1 to Credit Agreement, dated as of November 13, 2020, among Products Corporation, Revlon, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative agent (the “BrandCo Amendment”), which amends the BrandCo Credit Agreement, dated as of May 7, 2020 (as thereafter amended from time to time), among Products Corporation, Revlon, Inc., the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and as collateral agent (the “2020 BrandCo Term Loan Agreement” and the “2020 BrandCo Term Loan Facility,” as applicable) in order to, among other things, provide for the incurrence of the New BrandCo Second-Lien Term Loans in connection with the Exchange Offer. The New BrandCo Second-Lien Term Loans are a separate tranche of “Term B-2 Loans” (ranking junior to the Term B-1 Loans and senior to the Term B-3 Loans with respect to liens on certain specified collateral) under the 2020 BrandCo Term Loan Agreement.

Except as to the use of proceeds, the terms of the New BrandCo Second-Lien Term Loans are substantially consistent with the other Term B-2 Loans under the 2020 BrandCo Term Loan Agreement.

The foregoing description of the BrandCo Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the BrandCo Amendment, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference in its entirety.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 8.01. Other Items.

On November 13, 2020, the Company issued a press release announcing the settlement of the Exchange Offer. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Seventh Supplemental Indenture, dated November 13, 2020, among Revlon Consumer Products Corporation, the guarantors party thereto and U.S. Bank National Association.

4.2
Amendment No. 1 to Credit Agreement, dated as of November 13, 2020, among Revlon Consumer Products Corporation, Revlon, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative agent.

99.1	Press Release, dated November 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary
REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary
Date: November 16, 2020